UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 20, 2015

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-03492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

3000 North Sam Houston Parkway East Houston, Texas	77032
(Address of Principal Executive Offices)	(Zip Code)

(281) 871-2699
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 2.02. Results of Operations and Financial Condition

On January 20, 2015, registrant issued a press release entitled “Halliburton Announces Fourth Quarter Income From Continuing Operations of $1.19 Per Diluted Share, Excluding Special Items."

The text of the Press Release is as follows:

HALLIBURTON ANNOUNCES FOURTH QUARTER INCOME FROM CONTINUING OPERATIONS OF $1.19 PER DILUTED SHARE, EXCLUDING SPECIAL ITEMS

•	Reported income from continuing operations of $1.06 per diluted share

HOUSTON - Jan 20, 2015 - Halliburton Company (NYSE:HAL) announced today that income from continuing operations for the fourth quarter of 2014 was $1.0 billion, or $1.19 per diluted share, excluding restructuring charges of $90 million, after-tax, or $0.11 per diluted share, and Baker Hughes acquisition-related costs of $19 million, after-tax, or $0.02 per diluted share. This compares to income from continuing operations for the third quarter of 2014 of $1.0 billion, or $1.19 per diluted share, excluding Macondo-related items.

Reported income from continuing operations for the fourth quarter of 2014 was $900 million, or $1.06 per diluted share. Reported income from continuing operations for the third quarter of 2014 was $1.1 billion, or $1.33 per diluted share.

Total revenue in the fourth quarter of 2014 was $8.8 billion, compared to $8.7 billion in the third quarter of 2014. Adjusted operating income was $1.4 billion in both the fourth and third quarters of 2014. Reported operating income was $1.3 billion in the fourth quarter of 2014 and $1.6 billion in the third quarter of 2014.

Total revenue was $32.9 billion for the full year 2014, an increase of $3.5 billion, or 12%, from 2013. Total operating income was $5.1 billion for 2014, compared to $3.1 billion for 2013, which increased primarily due to increased stimulation activity in the United States land market, and Macondo-related items.

Adjusted income from continuing operations for the full year 2014 was $3.4 billion, or $4.02 per diluted share. This compares to adjusted income from continuing operations for the full year 2013 of $2.8 billion, or $3.15 per diluted share. Reported income from continuing operations for the full year 2014 was $3.4 billion, or $4.03 per diluted share, compared to $2.1 billion, or $2.33 per diluted share, for the full year 2013.

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Halliburton/Page 2

“I am very pleased with our results for the fourth quarter and for the full year,” commented Dave Lesar, chairman and chief executive officer.

“For the full year 2014, Halliburton reported record revenue and operating income for the total company, as well as revenue records for both divisions and 12 out of 13 product lines. Compared to our primary peers, the company once again delivered industry-leading total company revenue growth and returns in 2014.

“North America delivered a record year, with 16% revenue growth and 23% adjusted operating income growth compared to 2013. The Eastern Hemisphere also had a record year, with revenue and adjusted operating income growth of 10% and 12%, respectively.

“For the fourth quarter, total company revenue of $8.8 billion was a record quarter, with revenue records for both divisions and our Middle East/Asia region setting a new record for both revenue and adjusted operating income.

“North America revenue was flat sequentially, despite the seasonal impact from weather and holiday downtime. Margins benefited in the fourth quarter from cost efficiencies related to the continued roll-out of our strategic initiatives, as well as recent enhancements to our logistics network.

“In the Eastern Hemisphere, we experienced a modest level of sequential revenue growth which resulted in a new quarterly record, despite headwinds in our Europe/Africa/CIS region.

“In the Middle East/Asia region, revenue increased by 10% compared to the third quarter, and adjusted fourth quarter margins came in just under 21%. Year-end software and equipment sales led the improvement for the quarter, along with increased integrated project activity in Saudi Arabia, Iraq, India and Indonesia.

”In Europe/Africa/CIS, revenue and adjusted operating income declined 8% and 35%, respectively, compared to the third quarter. This resulted from activity declines in the North Sea, Russia, and Angola, as well as currency weakness in Russia.

“In Latin America, revenue increased 3% sequentially, while adjusted operating income declined 4% compared to the third quarter. Operating income was negatively impacted during the fourth quarter from mobilization costs in Brazil and budget constraints affecting consulting and stimulation activity in Mexico.

“We delivered an excellent 2014, but it is clear that 2015 will be a challenging year for the industry. As a result of the weakening outlook, during the fourth quarter of 2014 we took a $129 million restructuring charge to temper the impact of anticipated activity declines. Halliburton has successfully weathered multiple industry cycles. We are confident that we have the right people, technology, and strategies in place to outperform throughout this cycle too, and emerge as a stronger company,” concluded Lesar.

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Halliburton/Page 3

Completion and Production

Completion and Production (C&P) revenue in the fourth quarter of 2014 was $5.5 billion, which was essentially flat compared to the third quarter of 2014. Increased completion tools sales across all regions and increased stimulation activity in the United States land market and Middle East/Asia region were partially offset by decreased activity and currency weakness in Russia and Norway, decreased activity across most product lines in Mexico, and a seasonal reduction in pipeline services in the Europe/Africa/CIS region.

C&P operating income in the fourth quarter of 2014 was $991 million, a decrease of $80 million, or 7%, from the third quarter of 2014. Excluding restructuring charges, C&P adjusted operating income decreased $20 million, or 2%, compared to the third quarter of 2014. North America C&P adjusted operating income increased $12 million, or 2%, sequentially, mainly due to increased cementing activity and completion tools sales in the United States. Latin America C&P adjusted operating income decreased $12 million, or 18%, compared to the third quarter of 2014, primarily due to lower activity across all product lines in Mexico. Europe/Africa/CIS C&P adjusted operating income decreased $37 million, or 29%, sequentially, mainly due to lower profitability in the North Sea, Russia, and Angola. Middle East/Asia C&P adjusted operating income increased $17 million, or 15%, compared to the third quarter of 2014, primarily due to increased stimulation activity in Malaysia, Australia, and Saudi Arabia.

Drilling and Evaluation

Drilling and Evaluation (D&E) revenue in the fourth quarter of 2014 was $3.3 billion, which was essentially flat compared to the third quarter of 2014. Strong growth across most product lines in the Middle East/Asia region was partially offset by decreased activity in the Europe/Africa/CIS region.

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Halliburton/Page 4

D&E operating income in the fourth quarter of 2014 was $408 million, a decrease of $43 million, or 10%, from the third quarter of 2014. Excluding restructuring charges, D&E adjusted operating income increased $26 million, or 6%, compared to the third quarter of 2014. North America D&E adjusted operating income was flat, sequentially, as higher software sales in the United States land market were offset by decreased drilling activity in the United States land market and Canada. Latin America D&E adjusted operating income increased $6 million, or 8%, compared to the third quarter of 2014, primarily due to increased fluid services in Mexico and higher software sales in Venezuela, Colombia, and Mexico, which were partially offset by reduced testing profitability in Brazil and a decline in consulting services in Mexico. Europe/Africa/CIS D&E adjusted operating income decreased $38 million, or 42%, sequentially, due to lower activity and currency weakness in Russia and Norway. Middle East/Asia D&E adjusted operating income increased $58 million, or 39%, sequentially, mainly due to strong growth across most product lines, including higher software and product sales in China and increased drilling activity in Saudi Arabia.

Corporate and Other
During the fourth quarter of 2014, Halliburton incurred $19 million for costs related to the pending Baker Hughes acquisition, $17 million of which is recorded in Corporate and Other expense, and $2 million of which is recorded in Interest Expense, Net.

Significant Recent Events and Achievements

•
On November 16, 2014, Halliburton and Baker Hughes Incorporated entered into a merger agreement under which Halliburton will, subject to certain closing conditions, acquire all of the outstanding shares of Baker Hughes in a stock and cash transaction. Under the terms of the merger agreement, each share of Baker Hughes common stock outstanding will be converted into the right to receive 1.12 shares of Halliburton common stock plus $19.00 in cash. The value of the merger will fluctuate with changes in the market price of Halliburton's common stock. The merger agreement has been unanimously approved by both companies’ Boards of Directors, and the completion of the merger is subject to approvals from each company’s stockholders, regulatory approvals, and customary closing conditions. The merger is expected to close in the second half of 2015.

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Halliburton/Page 5

•
Halliburton announced its Board of Directors appointed Mark McCollum, previously Halliburton’s Executive Vice President and Chief Financial Officer, to the new role of Executive Vice President and Chief Integration Officer. In this capacity, he will serve as head of the Joint Integration Team that Halliburton and Baker Hughes are assembling in connection with Halliburton’s pending acquisition of Baker Hughes. Christian Garcia, previously Halliburton’s Senior Vice President and Chief Accounting Officer, is now Senior Vice President of Finance and has assumed McCollum’s CFO responsibilities on an interim basis.

•
Halliburton announced that Abdulaziz F. Al Khayyal had been named to the company’s board of directors. The appointment was effective December of 2014, and Mr. Al Khayyal will stand for election by stockholders at the annual meeting in May 2015. Mr. Al Khayyal spent more than 30 years at Saudi Aramco before retiring in April 2014 and held a variety of managerial positions in oil and gas operations and maintenance while at Saudi Aramco, including senior vice president, International Operations, and senior vice president, Refining, Marketing and International.

•
Halliburton announced it opened Argentina’s first sand storage and loading facility to support the country’s transition from shale exploration to development. This facility will support Halliburton customers’ development of unconventional shale formations, enhancing well productivity and lowering operating costs. The facility will improve surface efficiency by reducing the number of personnel on site, easing sand-loading procedures, and reducing health, safety and environmental exposures.

•
Halliburton announced its 21st annual Halliburton Charity Golf Tournament, held in October of 2014 in Houston, set a new fundraising record for the event with contributions totaling nearly $2.4 million for 36 nonprofit organizations across the U.S., making it one of the largest non-PGA golf tournament fundraisers in Houston. The record amount raised this year brings the 21-year total to almost $11 million that has been donated to charities.

•
Halliburton announced it had reinforced its dedication to the SEG (Society of Exploration Geophysicists) Foundation with a $1.25 million gift, one of the largest single education gifts supporting SEG’s Young Professional/Early Career learning initiative. The funding will create SEG/Halliburton EVOLVE, an initiative that will work with industry leaders to build and deliver a world-class curriculum in a user-friendly environment. EVOLVE will emphasize geoscience workflow training to prepare students and early-career professionals for multidisciplinary asset teams throughout the E&P life cycle.

Halliburton/Page 6

About Halliburton
Founded in 1919, Halliburton is one of the world's largest providers of products and services to the energy industry. With more than 80,000 employees, representing 140 nationalities in approximately 80 countries, the company serves the upstream oil and gas industry throughout the lifecycle of the reservoir - from locating hydrocarbons and managing geological data, to drilling and formation evaluation, well construction and completion, and optimizing production through the life of the field. Visit the company’s website at www.halliburton.com. Connect with Halliburton on Facebook, Twitter, LinkedIn, Oilpro and YouTube.

NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance and the expected timetable for completing the proposed merger with Baker Hughes, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: with respect to the pending merger with Baker Hughes, failure to obtain the required votes of Halliburton’s or Baker Hughes’ stockholders, the conditions to closing of the proposed transaction may not be satisfied or the closing of the proposed transaction otherwise does not occur, the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated, and the diversion of management time on transaction-related issues; final court approval of, and the satisfaction of the conditions in, Halliburton's September 2014 settlement relating to the Macondo well incident in the Gulf of Mexico; appeals of the multi-district litigation District Court's September 2014 ruling regarding Phase 1 of the trial, and future rulings of the District Court; results of litigation, settlements, and investigations not covered by the settlement or the District Court's rulings; actions by third parties, including governmental agencies, relating to the Macondo well incident; BP's April 2012 settlement relating to the Macondo well incident; indemnification and insurance matters; with respect to repurchases of Halliburton common stock, the continuation or suspension of the repurchase program, the amount, the timing and the trading prices of Halliburton common stock, and the availability and alternative uses of cash; changes in the demand for or price of oil and/or natural gas can be significantly impacted by weakness in the worldwide economy; consequences of audits and investigations by domestic and foreign government agencies and legislative bodies and related publicity and potential adverse proceedings by such agencies; protection of intellectual property rights and against cyber attacks; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related

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Halliburton/Page 7

to offshore oil and natural gas exploration, radioactive sources, explosives, chemicals, hydraulic fracturing services, and climate-related initiatives; compliance with laws related to income taxes and assumptions regarding the generation of future taxable income; risks of international operations, including risks relating to unsettled political conditions, war, the effects of terrorism, foreign exchange rates and controls, international trade and regulatory controls, and doing business with national oil companies; weather-related issues, including the effects of hurricanes and tropical storms; changes in capital spending by customers; delays or failures by customers to make payments owed to us; execution of long-term, fixed-price contracts; structural changes in the oil and natural gas industry; maintaining a highly skilled workforce; availability and cost of raw materials; and integration and success of acquired businesses and operations of joint ventures. Halliburton's Form 10-K for the year ended December 31, 2013, Form 10-Q for the quarter ended September 30, 2014, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect Halliburton's business, results of operations, and financial condition. Halliburton undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

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HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	December 31		September 30
	2014	2013	2014
Revenue:
Completion and Production	$5,471	$4,542	$5,420
Drilling and Evaluation	3,299	3,097	3,281
Total revenue	$8,770	$7,639	$8,701
Operating income:
Completion and Production	$991	$765	$1,071
Drilling and Evaluation	408	498	451
Corporate and other (a)	(100)	(119)	112
Total operating income	1,299	1,144	1,634
Interest expense, net	(100)	(98)	(96)
Other, net	41	(6)	12
Income from continuing operations before income taxes	1,240	1,040	1,550
Provision for income taxes	(336)	(268)	(411)
Income from continuing operations	904	772	1,139
Income from discontinued operations, net (b)	1	23	66
Net income	$905	$795	$1,205
Net income attributable to noncontrolling interest	(4)	(2)	(2)
Net income attributable to company	$901	$793	$1,203
Amounts attributable to company shareholders:
Income from continuing operations	$900	$770	$1,137
Income from discontinued operations, net (b)	1	23	66
Net income attributable to company	$901	$793	$1,203
Basic income per share attributable to company shareholders:
Income from continuing operations	$1.06	$0.91	$1.34
Income from discontinued operations, net (b)	—	0.02	0.08
Net income per share	$1.06	$0.93	$1.42
Diluted income per share attributable to company shareholders:
Income from continuing operations	$1.06	$0.90	$1.33
Income from discontinued operations, net (b)	—	0.03	0.08
Net income per share	$1.06	$0.93	$1.41
Basic weighted average common shares outstanding	848	849	848
Diluted weighted average common shares outstanding	850	854	854

(a)
Includes $17 million of Baker Hughes acquisition-related costs in the three months ended December 31, 2014 and $195 million of activity in the three months ended September 30, 2014 as a result of a reduction of our loss contingency liability and expected insurance recovery related to the Macondo well incident.

(b)	Includes $63 million of income in the three months ended September 30, 2014 related to a settlement we reached with KBR for amounts owed to us under our Tax Sharing Agreement with KBR.
See Footnote Table 1 for certain items included in operating income.
See Footnote Table 3 for operating income adjusted for certain items.
See Footnote Table 5 for a reconciliation of as-reported income from continuing operations to adjusted income from continuing operations.

HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Year Ended December 31
	2014	2013
Revenue:
Completion and Production	$20,253	$17,506
Drilling and Evaluation	12,617	11,896
Total revenue	$32,870	$29,402
Operating income:
Completion and Production	$3,610	$2,875
Drilling and Evaluation	1,671	1,770
Corporate and other (a)	(184)	(1,507)
Total operating income	5,097	3,138
Interest expense, net	(383)	(331)
Other, net	(2)	(43)
Income from continuing operations before income taxes	4,712	2,764
Provision for income taxes	(1,275)	(648)
Income from continuing operations	3,437	2,116
Income from discontinued operations, net (b)	64	19
Net income	$3,501	$2,135
Net income attributable to noncontrolling interest	(1)	(10)
Net income attributable to company	$3,500	$2,125
Amounts attributable to company shareholders:
Income from continuing operations	$3,436	$2,106
Income from discontinued operations, net (b)	64	19
Net income attributable to company	$3,500	$2,125
Basic income per share attributable to company shareholders:
Income from continuing operations	$4.05	$2.35
Income from discontinued operations, net (b)	0.08	0.02
Net income per share	$4.13	$2.37
Diluted income per share attributable to company shareholders:
Income from continuing operations	$4.03	$2.33
Income from discontinued operations, net (b)	0.08	0.03
Net income per share	$4.11	$2.36
Basic weighted average common shares outstanding	848	898
Diluted weighted average common shares outstanding	852	902

(a)
Includes $17 million of Baker Hughes acquisition-related costs in the year ended December 31, 2014. Also includes $195 million of activity in the year ended December 31, 2014 as a result of a reduction of our loss contingency liability and expected insurance recovery related to the Macondo well incident. Includes a $1.0 billion charge related to the Macondo well incident and a $55 million charge related to a charitable contribution to the National Fish and Wildlife Foundation in the year ended December 31, 2013.

(b)	Includes $63 million of income in the year ended December 31, 2014 related to a settlement we reached with KBR for amounts owed to us under our Tax Sharing Agreement with KBR.
See Footnote Table 2 for certain items included in operating income.
See Footnote Table 4 for operating income adjusted for certain items.
See Footnote Table 6 for a reconciliation of as-reported income from continuing operations to adjusted income from continuing operations.

HALLIBURTON COMPANY
Condensed Consolidated Balance Sheets
(Millions of dollars)

	(Unaudited)
	December 31	December 31
	2014	2013
Assets
Current assets:
Cash and equivalents	$2,291	$2,356
Receivables, net	7,564	6,181
Inventories	3,571	3,305
Other current assets (a)	1,642	1,862
Total current assets	15,068	13,704

Property, plant, and equipment, net	12,475	11,322
Goodwill	2,330	2,168
Other assets (b)	2,367	2,029
Total assets	$32,240	$29,223

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$2,814	$2,365
Accrued employee compensation and benefits	1,033	1,029
Loss contingency for Macondo well incident	367	278
Other current liabilities	1,669	1,354
Total current liabilities	5,883	5,026

Long-term debt	7,840	7,816
Employee compensation and benefits	691	584
Loss contingency for Macondo well incident	439	1,022
Other liabilities	1,089	1,160
Total liabilities	15,942	15,608

Company shareholders’ equity	16,267	13,581
Noncontrolling interest in consolidated subsidiaries	31	34
Total shareholders’ equity	16,298	13,615
Total liabilities and shareholders’ equity	$32,240	$29,223

(a)	Includes $56 million of investments in fixed income securities at December 31, 2014, and $239 million of investments in fixed income securities at December 31, 2013.
(b)	Includes $47 million of investments in fixed income securities at December 31, 2014, and $134 million of investments in fixed income securities at December 31, 2013.

HALLIBURTON COMPANY
Condensed Consolidated Statements of Cash Flows
(Millions of dollars)
(Unaudited)

	Year Ended December 31
	2014	2013
Cash flows from operating activities:
Net income	$3,501	$2,135
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation, depletion, and amortization	2,126	1,900
Activity related to the Macondo well incident	(569)	1,000
Deferred income tax benefit, continuing operations	(454)	(132)
Payment of Barracuda-Caratinga obligation	—	(219)
Other, primarily working capital	(542)	(237)
Total cash flows from operating activities	4,062	4,447

Cash flows from investing activities:
Capital expenditures	(3,283)	(2,934)
Sales of investment securities, net of purchases	261	27
Payments to acquire businesses, net of cash acquired	(231)	(94)
Other investing activities	115	131
Total cash flows from investing activities	(3,138)	(2,870)

Cash flows from financing activities:
Payments to reacquire common stock	(800)	(4,356)
Dividends to shareholders	(533)	(465)
Proceeds from long-term borrowings, net of offering costs	—	2,968
Other financing activities	303	99
Total cash flows from financing activities	(1,030)	(1,754)

Effect of exchange rate changes on cash	41	49
Decrease in cash and equivalents	(65)	(128)
Cash and equivalents at beginning of period	2,356	2,484
Cash and equivalents at end of period	$2,291	$2,356

HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Three Months Ended
	December 31		September 30
Revenue by geographic region:	2014	2013	2014
Completion and Production:
North America	$3,731	$2,871	$3,705
Latin America	448	428	435
Europe/Africa/CIS	655	647	699
Middle East/Asia	637	596	581
Total	5,471	4,542	5,420
Drilling and Evaluation:
North America	998	952	1,019
Latin America	626	590	610
Europe/Africa/CIS	691	752	765
Middle East/Asia	984	803	887
Total	3,299	3,097	3,281
Total revenue by region:
North America	4,729	3,823	4,724
Latin America	1,074	1,018	1,045
Europe/Africa/CIS	1,346	1,399	1,464
Middle East/Asia	1,621	1,399	1,468
Total revenue	$8,770	$7,639	$8,701

Operating income by geographic region:
Completion and Production:
North America	$757	$478	$765
Latin America	50	72	65
Europe/Africa/CIS	71	99	126
Middle East/Asia	113	116	115
Total	991	765	1,071
Drilling and Evaluation:
North America	131	166	141
Latin America	73	81	73
Europe/Africa/CIS	11	108	90
Middle East/Asia	193	143	147
Total	408	498	451
Total operating income by region:
North America	888	644	906
Latin America	123	153	138
Europe/Africa/CIS	82	207	216
Middle East/Asia	306	259	262
Corporate and other	(100)	(119)	112
Total operating income	$1,299	$1,144	$1,634

See Footnote Table 1 for certain items included in operating income.
See Footnote Table 3 for operating income adjusted for certain items.
See Footnote Table 5 for a reconciliation of as-reported income from continuing operations to adjusted income from continuing operations.

HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Year Ended December 31
Revenue by geographic region:	2014	2013
Completion and Production:
North America	$13,688	$11,417
Latin America	1,633	1,586
Europe/Africa/CIS	2,595	2,391
Middle East/Asia	2,337	2,112
Total	20,253	17,506
Drilling and Evaluation:
North America	4,010	3,795
Latin America	2,242	2,323
Europe/Africa/CIS	2,895	2,834
Middle East/Asia	3,470	2,944
Total	12,617	11,896
Total revenue by region:
North America	17,698	15,212
Latin America	3,875	3,909
Europe/Africa/CIS	5,490	5,225
Middle East/Asia	5,807	5,056
Total revenue	$32,870	$29,402

Operating income by geographic region:
Completion and Production:
North America	$2,598	$1,916
Latin America	211	211
Europe/Africa/CIS	371	356
Middle East/Asia	430	392
Total	3,610	2,875
Drilling and Evaluation:
North America	588	656
Latin America	211	307
Europe/Africa/CIS	259	334
Middle East/Asia	613	473
Total	1,671	1,770
Total operating income by region:
North America	3,186	2,572
Latin America	422	518
Europe/Africa/CIS	630	690
Middle East/Asia	1,043	865
Corporate and other	(184)	(1,507)
Total operating income	$5,097	$3,138

See Footnote Table 2 for certain items included in operating income.
See Footnote Table 4 for operating income adjusted for certain items.
See Footnote Table 6 for a reconciliation of as-reported income from continuing operations to adjusted income from continuing operations.

FOOTNOTE TABLE 1

HALLIBURTON COMPANY
Items Included in Operating Income
(Millions of dollars except per share data)
(Unaudited)

	Three Months Ended
	December 31				September 30
	2014		2013		2014
	Operating Income	After Tax Per Share	Operating Income	After Tax Per Share	Operating Income	After Tax Per Share
Completion and Production:
North America
Restructuring charges	(20)	(0.02)	(5)	(0.01)	—	—
Latin America
Restructuring charges	(3)	—	(1)	—	—	—
Europe/Africa/CIS
Restructuring charges	(18)	(0.01)	(1)	—	—	—
Middle East/Asia
Restructuring charges	(19)	(0.02)	(3)	—	—	—
Drilling and Evaluation:
North America
Restructuring charges	(10)	(0.01)	(2)	—	—	—
Latin America
Restructuring charges	(6)	—	(3)	—	—	—
Europe/Africa/CIS
Restructuring charges	(41)	(0.04)	(1)	—	—	—
Middle East/Asia
Restructuring charges	(12)	(0.01)	(2)	—	—	—
Corporate and other:
Baker Hughes acquisition-related costs	(17)	(0.02)	—	—	—	—
Macondo-related activity	—	—	—	—	195	0.14
Restructuring charges	—	—	(20)	(0.02)	—	—

FOOTNOTE TABLE 2

HALLIBURTON COMPANY
Items Included in Operating Income
(Millions of dollars except per share data)
(Unaudited)

	Year Ended December 31
	2014		2013
	Operating Income	After Tax Per Share	Operating Income	After Tax Per Share
Completion and Production:
North America
Restructuring charges	(20)	(0.02)	(35)	(0.03)
Latin America
Restructuring charges	(3)	—	(3)	—
Europe/Africa/CIS
Restructuring charges	(18)	(0.01)	(5)	—
Middle East/Asia
Restructuring charges	(19)	(0.02)	(7)	(0.01)
Drilling and Evaluation:
North America
Restructuring charges	(10)	(0.01)	(6)	(0.01)
Latin America
Restructuring charges	(6)	—	(5)	—
Europe/Africa/CIS
Restructuring charges	(41)	(0.04)	(3)	—
Middle East/Asia
Restructuring charges	(12)	(0.01)	(5)	—
Corporate and other:
Macondo-related activity	195	0.14	(1,000)	(0.69)
Baker Hughes acquisition-related costs	(17)	(0.02)	—	—
Charitable contribution	—	—	(55)	(0.04)
Restructuring charges	—	—	(23)	(0.02)

FOOTNOTE TABLE 3

HALLIBURTON COMPANY
Adjusted Operating Income
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

		Three Months Ended
		December 31		September 30
Adjusted operating income by geographic region: (a)(b)		2014	2013	2014
	Completion and Production:
	North America	$777	$483	$765
	Latin America	53	73	65
	Europe/Africa/CIS	89	100	126
	Middle East/Asia	132	119	115
	Total	1,051	775	1,071
	Drilling and Evaluation:
	North America	141	168	141
	Latin America	79	84	73
	Europe/Africa/CIS	52	109	90
	Middle East/Asia	205	145	147
	Total	477	506	451
	Adjusted operating income by region:
	North America	918	651	906
	Latin America	132	157	138
	Europe/Africa/CIS	141	209	216
	Middle East/Asia	337	264	262
	Corporate and other	(83)	(99)	(83)
	Adjusted total operating income	$1,445	$1,182	$1,439

(a)
Management believes that operating income adjusted for restructuring charges and Baker Hughes acquisition-related costs for the quarter ended December 31, 2014, for restructuring charges for the quarter ended December 31, 2013 and for Macondo-related activity for the quarter ended September 30, 2014 is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes operating income without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effects of the respective income and expenses.

(b)	Adjusted operating income for each segment and region is calculated as: "Operating income" less "Items Included in Operating Income."

FOOTNOTE TABLE 4

HALLIBURTON COMPANY
Adjusted Operating Income
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

		Year Ended December 31
Adjusted operating income by geographic region: (a)(b)		2014	2013
	Completion and Production:
	North America	$2,618	$1,951
	Latin America	214	214
	Europe/Africa/CIS	389	361
	Middle East/Asia	449	399
	Total	3,670	2,925
	Drilling and Evaluation:
	North America	598	662
	Latin America	217	312
	Europe/Africa/CIS	300	337
	Middle East/Asia	625	478
	Total	1,740	1,789
	Adjusted operating income by region:
	North America	3,216	2,613
	Latin America	431	526
	Europe/Africa/CIS	689	698
	Middle East/Asia	1,074	877
	Corporate and other	(362)	(429)
	Adjusted total operating income	$5,048	$4,285

(a)
Management believes that operating income adjusted for restructuring charges, Baker Hughes acquisition-related costs, and Macondo-related activity for the year ended December 31, 2014 and Macondo-related activity, restructuring charges, and a charitable contribution for the year ended December 31, 2013 is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes operating income without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effects of the respective income and expenses.

(b)	Adjusted operating income for each segment and region is calculated as: "Operating income" less "Items Included in Operating Income."

FOOTNOTE TABLE 5

HALLIBURTON COMPANY
Reconciliation of As Reported Income from Continuing Operations to
Adjusted Income from Continuing Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended December 31, 2014	Three Months Ended September 30, 2014
As reported income from continuing operations attributable to company	$900	$1,137
Restructuring charges, net of tax (a)	90	—
Baker Hughes acquisition-related costs, net of tax (a)	17	—
Bridge loan expense for acquisition, net of tax (a)	2	—
Macondo-related activity, net of tax (a)	—	(124)
Adjusted income from continuing operations attributable to company (a)	$1,009	$1,013

Diluted weighted average common shares outstanding	850	854

As reported income from continuing operations per diluted share (b)	$1.06	$1.33
Adjusted income from continuing operations per diluted share (b)	$1.19	$1.19

(a)
Management believes that income from continuing operations adjusted for restructuring charges, Baker Hughes acquisition-related costs, and bridge loan expense for the acquisition for the quarter ended December 31, 2014 and for the Macondo-related activity for the quarter ended September 30, 2014 is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes income from continuing operations without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effects of these items. Adjusted income from continuing operations attributable to company is calculated as: “As reported income from continuing operations attributable to company” plus "Restructuring charges, net of tax," "Baker Hughes acquisition-related costs, net of tax" and "Bridge loan expense for acquisition, net of tax," for the quarter ended December 31, 2014 and "As reported income from continuing operations attributable to company" less "Macondo-related activity, net of tax" for the quarter ended September 30, 2014

(b)
As reported income from continuing operations per diluted share is calculated as: "As reported income from continuing operations attributable to company" divided by "Diluted weighted average common shares outstanding." Adjusted income from continuing operations per diluted share is calculated as: "Adjusted income from continuing operations attributable to company" divided by "Diluted weighted average common shares outstanding."

FOOTNOTE TABLE 6

HALLIBURTON COMPANY
Reconciliation of As Reported Income from Continuing Operations to
Adjusted Income from Continuing Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Year Ended December 31
	2014	2013
As reported income from continuing operations attributable to company	$3,436	$2,106
Macondo-related activity, net of tax (a)	(124)	637
Restructuring charges, net of tax (a)	90	66
Baker Hughes acquisition-related costs, net of tax (a)	17	—
Bridge loan expense for acquisition, net of tax (a)	2	—
Charitable contribution, net of tax (a)	—	35
Adjusted income from continuing operations attributable to company (a)	$3,421	$2,844

Diluted weighted average common shares outstanding	852	902

As reported income from continuing operations per diluted share (b)	$4.03	$2.33
Adjusted income from continuing operations per diluted share (b)	$4.02	$3.15

(a)
Management believes that income from continuing operations adjusted for Macondo-related activity, restructuring charges, Baker Hughes acquisition-related costs, and bridge loan expense for acquisition for the year ended December 31, 2014 and Macondo-related activity, restructuring charges, and a charitable contribution for the year ended December 31, 2013 is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes income from continuing operations without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effects of these items. Adjusted income from continuing operations attributable to company is calculated as: “As reported income from continuing operations attributable to company” less "Macondo-related activity, net of tax" plus "Restructuring charges, net of tax," "Baker Hughes acquisition-related costs, net of tax" and "Bridge loan expense for acquisition, net of tax" for the year ended December 31, 2014 and "As reported income from continuing operations attributable to company" plus "Macondo-related activity, net of tax" "Restructuring charges, net of tax" and "Charitable contribution, net of tax" for the year ended December 31, 2013.

(b)
As reported income from continuing operations per diluted share is calculated as: "As reported income from continuing operations attributable to company" divided by "Diluted weighted average common shares outstanding." Adjusted income from continuing operations per diluted share is calculated as: "Adjusted income from continuing operations attributable to company" divided by "Diluted weighted average common shares outstanding."

Conference Call Details
Halliburton (NYSE:HAL) will host a conference call on Tuesday, January 20, 2015, to discuss the fourth quarter 2014 financial results. The call will begin at 8:00 AM Central Time (9:00 AM Eastern Time).

Please visit the website to listen to the call live via webcast. In addition, you may participate in the call by dialing (866) 804-3547 within North America or (703) 639-1328 outside North America. A passcode is not required. Attendees should log in to the webcast or dial in approximately 15 minutes prior to the call’s start time.

A replay of the conference call will be available on Halliburton’s website for seven days following the call. Also, a replay may be accessed by telephone at (888) 266-2081 within North America or (703) 925-2533 outside of North America, using the passcode 1648662.

# # #

CONTACTS

For Investors:
Kelly Youngblood
Halliburton, Investor Relations
Investors@Halliburton.com
281-871-2688

For Media:
Emily Mir
Halliburton, Public Relations
PR@Halliburton.com
281-871-2601

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date:	January 20, 2015	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Assistant Secretary